U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 30, 2004

Commission file number: 1-9083

TREECON RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	23-2708876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6004 South U.S. Highway 59 Lufkin, Texas	75901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 634-3365

The purpose of this Form 8-K/A is to amend Item 4 of the Form 8-K filed on April 30, 2004.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Langley, Williams & Company, L.L.C. (“LWC”) whose offices are located in Lake Charles, Louisiana have been engaged as of March 31, 2004 as the Registrant’s auditors for the fiscal year ended September 30, 2003. They replace Ernst & Young, LLP who on November 10, 2003 provided a letter to the Registrant confirming the termination of the client-auditor relationship between the Registrant and Ernst & Young. LWC is in the process of auditing the consolidated financial statements of the Registrant and its subsidiaries for the fiscal year ended September 30, 2003.

During the two most recent fiscal years and through September 25, 2003, neither the Registrant nor any one on behalf of the Registrant has consulted with LWC regarding (i) the application of accounting principles to any transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

However, on September 25, 2003 LWC was engaged to audit the consolidated financial statements of Texas Timberjack, Inc., a subsidiary of the Registrant.

LWC has reviewed the disclosure made in this Item 4 and has been given the opportunity to furnish the Registrant with a letter containing any new information, clarification of the Registrant’s views or respects in which it does not agree with the statements contained herein, and LWC has not deemed such a letter necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeCon Resources, Inc.

By:	/s/ Mike Boatman
Mike Boatman
President and Chief Executive Officer

Dated: May 28, 2004